KV PHARMACEUTICAL COMPANY AND SUBSIDIARIES
                     EARNINGS (LOSS) PER SHARE CALCULATIONS
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

                                                                                       Year Ended March 31,
                                                                    1997                     1996                   1995
                                                             -------------------     ---------------------    ---------------------
Calculation of Primary Earnings (Loss) per Share:
     Net Income (Loss)                                          $     8,923,512           $     4,042,660         $    (5,374,801)
     (Less) plus dividends on preferred stock                          (421,750)                 (421,750)                421,750
                                                             --------------------    ----------------------   ---------------------
Earnings (Loss) Attributed to Common Stock                            8,501,762                 3,620,910              (5,796,551)
                                                             ===================     =====================    =====================

Average Number of Common Shares and
Common Share Equivalents Outstanding:
     Average common shares outstanding                               11,839,328                11,521,884              11,178,495
     Common share equivalents (after application
      of treasury stock method)                                         267,664                   292,213            N/A
                                                             -------------------     ---------------------    ---------------------
Average Common Shares and Common
 Share Equivalents Outstanding                                       12,106,992                11,814,097              11,178,495
                                                             ===================     =====================    =====================

Primary Earnings (Loss) per Share(1)                             $         0.70         $            0.31        $          (0.52)
                                                             ===================     =====================    =====================

Calculations of Fully-Diluted Earnings (Loss) per Share:
     Earnings (Loss) per Share:
     Net income (Loss)                                           $    8,923,512           $     4,042,660        $     (5,374,801)
     (Less) plus dividends on preferred stock                          (421,750)                 (421,750)                421,750
     Plus (less) dividends not payable due to preferred
     stock conversion                                                   421,750                   421,750                (421,750)
                                                             -------------------     ---------------------    ---------------------
Earnings (Loss) Attributed to Common Stock                            8,923,512                 4,042,660              (5,374,801)
                                                             ===================     =====================    =====================

Average Number of Shares Outstanding on a
 Fully-Diluted Basis:
     Average common shares outstanding                               11,839,328                11,521,884              11,178,495
     Shares issuable upon conversion of stock options                   268,733                   354,593                 182,842
     Common equivalent shares for preferred stock                       602,500                   602,500                 602,500
                                                             -------------------     ---------------------    ---------------------
Average Number of Shares Outstanding on
a Fully-Diluted Basis                                                12,710,561                12,478,977              11,963,837
                                                             ===================     =====================    =====================

Fully-Diluted Earnings (Loss) per Share(2)                    $            0.70         $            0.32        $          (0.45)
                                                             ===================     =====================    =====================


(1) The two-class method for Class A and Class B Common Stock is not presented because the earnings (loss) per share is equivalent to the if-converted method since dividends were not declared or paid and each class of common stock has equal ownership of the Company.

(2) This calculation is submitted although it is contrary to Paragraph 40 of APB Opinion No. 15 as it produces an anti-dilutive result. Also, the preferred stock would not qualify as a common share equivalent because the cash yield at issuance was not less than 66 2/3% of the then current average Aa corporate bond yield.

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